                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  April 11, 2000                Commission file number 1-5805
                 --------------                                       ------


                         THE CHASE MANHATTAN CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                                               13-2624428
----------------------------                               --------------------
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation)                                       Identification No.)



     270 Park Avenue, New York, NY                                 10017
---------------------------------------                            -----
(Address of principal executive offices)                          (Zip Code)




   (Registrant's telephone number, including area code) (212) 270-6000

Item 5.  Other Events


         On April 11, 2000, The Chase Manhattan Corporation ("Chase") announced an offer (the "Offer") to acquire Robert Fleming Holdings Limited ("Flemings") for L 2,573 million in cash and $3,622 million in Chase common stock. The terms of the Offer, which have been recommended by the Board of Flemings, are summarized in the attached press release.

         In announcing the transaction, senior management of Chase noted that Chase's Offer was conditioned upon Flemings' having net income for the full year ended March 31, 2000 of at least L 200 million. Chase management also noted that Flemings has entered into an agreement with T. Rowe Price Associates Inc. ("TRowe") pursuant to which TRowe has agreed to purchase Flemings' interest in Rowe Price-Fleming International, Inc. ("RPFI") for $780 million. That transaction is scheduled to close shortly after Chase's Offer for Flemings is consummated.


         Chase management stated that, excluding the revenues and expenses associated with RPFI, it estimated that for the full year ended March 31, 2000, Flemings' net revenues would be approximately $1,747 million; EBITDA (earnings before income taxes, depreciation and amortization) would be approximately $473 million and net income would be approximately $290 million, and that they estimated Flemings' earnings for the full year ended March 31, 2000 derived from asset management activities and investment banking activities would be approximately $132 million and $167 million, respectively.

         Chase management also stated that it believed that, after taking into consideration anticipated revenue synergies and expense savings, the Flemings transaction would be slightly dilutive to Chase shareholders in 2000, but become accretive thereafter.

         The above contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon Chase management's current beliefs and expectations and are subject to significant risks and uncertainties, and Chase's actual results may differ materially from those set for the in the forward-looking statements. These uncertainties include, among others, the fact that: Flemings has not completed the audit of its financial statements for the full year ended March 31, 2000, and accordingly, all references to year-end results are subject to year-end adjustments; Flemings management has not historically separately reported RPFI's results and, accordingly, current estimates of Flemings' results excluding RPFI are subject to adjustment and revision; anticipated cost-savings and revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; or there may be changes in general economic, financial, monetary or other business conditions that adversely affecting Flemings and the markets in which it operates.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this report:

  Exhibit Number                                      Description
-------------------                                  --------------

    99.1                                              Press Release

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        THE CHASE MANHATTAN CORPORATION
                                                  (Registrant)



                                        By: /s/ Dina Dublon
                                           -------------------------------
                                           Dina Dublon
                                           Chief Financial Officer




Dated:  April 11, 2000